Exhibit 99.2

                                                  EXELON CORPORATION
                              Unusual Items included in Earnings per Diluted Common Share
                                                         2001

                                                                        Third Quarter
                                                                  -------------------------
                                          First       Second        Prior to       After         Fourth        Twelve
                                         Quarter      Quarter     Restatement   Restatement      Quarter       Months
                                         -------      -------     -----------   -----------      -------       ------

Reported Diluted Earnings per Share        $1.23        $0.97         $1.25         $1.16         $1.05         $4.43

Unusual Items:
--------------
Gain on Implementation of FAS 133          $0.04        $   -         $   -         $   -         $   -         $0.04
Gain and losses on Investments              0.01         0.04         (0.07)        (0.07)            -         (0.02)
Settlement of Transition Bond Swap          0.01         0.01
CTC prepayment                                 -         0.02             -             -             -          0.02
Wholesale rate settlement                      -         0.01             -             -             -          0.01
Employee severance charges                     -            -         (0.06)        (0.06)        (0.03)        (0.09)
Litigation reserves                                         -             -         (0.03)        (0.03)        (0.03)
                                          ------       ------        ------        ------        ------        ------
                                           $0.06        $0.07        $(0.16)       $(0.16)       $(0.03)       $(0.06)
                                          ------       ------        ------        ------        ------        ------


Earnings before Unusual Items              $1.17        $0.90        $ 1.41        $ 1.32        $ 1.08        $ 4.49
                                          ======       ======        ======        ======        ======        ======


* Due to an decrease in diluted  shares  during 2001,  earnings for the twelve  months are not equal to the sum of the four quarters.